UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

GENESCO INC.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

MARJORIE L. BOWEN

MARGENETT MOORE-ROBERTS

DAWN H. ROBERTSON

HOBART P. SICHEL

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein (collectively, “Legion”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Genesco Inc., a Tennessee corporation (the “Company”).

Item 1: On June 1, 2021, Legion issued the following press release:

Legion Partners Reiterates Call for Genesco to Agree to the Utilization of a Universal Proxy Card

Asserts a Universal Proxy Card Would Provide Shareholders an Important Opportunity to Select the Optimal Mix of Directors at the 2021 Annual Meeting

Expresses Disappointment with the Company’s Apparent Unwillingness to Agree to Requests for a Universal Card Following its Defensive and Flawed Board Refresh

Reminds Genesco that Large Institutional Shareholders Emphasize Sound Corporate Governance and True Shareholder Democracy

LOS ANGELES--(BUSINESS WIRE)--Legion Partners Asset Management, LLC (together with its affiliates, “Legion Partners” or “we”), which collectively with the other participants in its solicitation beneficially owns approximately 5.9% of the outstanding common shares of Genesco, Inc. (NYSE: GCO) (“Genesco” or the “Company”), today issued the below statement. Learn more about Legion Partners’ case for change and its four-member slate of director candidates by visiting www.gcoforward.com.

Chris Kiper and Ted White, Legion Partners’ Managing Directors, commented:

“Legion Partners firmly believes that Genesco’s shareholders deserve the right to select the best mix of directors on a universal proxy card at this year’s Annual Meeting. If the Company is sincerely committed to sound corporate governance, agreeing to the utilization of a universal card should be an easy decision. Moreover, if the Company genuinely believes that 20-year director Matthew C. Diamond and other long-serving incumbents are such world-class Board members with the optimal blend of relevant experience and expertise, it should embrace giving shareholders the opportunity to vote for them on a universal card that also includes our four nominees.

It gives us great concern that Genesco has not substantively addressed our multiple requests to adopt a universal card for this election contest. In light of its decision to unilaterally initiate a defensive and insufficient director refresh that appears to have perpetuated interlocks among insiders, we believe it is all the more critical for the Company to show respect for shareholder democracy moving forward. We assume that Genesco is well aware that many of its largest shareholders place a great emphasis on high-quality corporate governance and shareholder rights. The Company can demonstrate some semblance of responsiveness by promptly agreeing to our request and finally setting a date for its delayed Annual Meeting.”

About Legion Partners

Legion Partners is a value-oriented investment manager based in Los Angeles, with a satellite office in Sacramento, California. Legion Partners seeks to invest in high-quality businesses that are temporarily trading at a discount, utilizing deep fundamental research and long-term shareholder engagement. Legion Partners manages a concentrated portfolio of North American small-cap equities on behalf of some of the world’s largest institutional and high-net-worth investors. Learn more at www.LegionPartners.com.

Certain Information Concerning the Participants

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein, filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Genesco Inc., a Tennessee corporation (the “Company”).

LEGION PARTNERS HOLDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners GP”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Raymond T. White, Marjorie L. Bowen, Margenett Moore-Roberts, Dawn H. Robertson and Hobart P. Sichel.

As of the date hereof, Legion Partners I directly beneficially owns 841,197 shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”). As of the date hereof, Legion Partners II directly beneficially owns 47,383 shares of Common Stock. As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners GP may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As the investment advisor of each of Legion Partners I and Legion Partners II, Legion Partners Asset Management may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As of the date hereof, Legion Partners Holdings directly beneficially owns 100 shares of Common Stock and, as the sole member of each of Legion Partners Asset Management and Legion Partners GP, Legion Partners Holdings may also be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, each of Messrs. Kiper and White may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II and 100 shares of Common Stock held of record by Legion Partners Holdings. As of the date hereof, none of Mses. Bowen, Moore-Roberts and Robertson or Mr. Sichel own beneficially or of record any securities of the Company.

Contacts

For Investors:

Kingsdale Advisors
Michael Fein / Lydia Mulyk, 646 651.1640
mfein@kingsdaleadvisors.com / lmulyk@kingsdaleadvisors.com

For Media:

Profile
Greg Marose / Bela Kirpalani, 347-343-2999
gmarose@profileadvisors.com / bkirpalani@profileadvisors.com

***

Item 2: Also on June 1, 2021, Legion uploaded the following materials to https://www.gcoforward.com:

GCOForward

Home | Nominees | Investor Resources | About Legion | Contact

Important Materials

Click on the file name below to view/download.

June 1, 2021	Legion Partners Reiterates Call for Genesco to Agree to the Utilization of a Universal Proxy Card
May 24, 2021	GCO- Legion Release 5.24.21
April 20, 2021	Legion Partners Issues Letter to Genesco's Board Regarding its Decision to Delay the Company's 2021 Annual Meeting
April 12, 2021	Press Release
April 12, 2021	Legion Letter to GCO Shareholders

Media Coverage

Click on the article name below to view.

April 12, 2021	Bloomberg - Activist Legion Seeks to Replace Majority of Genesco Board
April 12, 2021	Reuters - Activist Investor Legion Partners nominates 7 directors to Genesco board

CNBC: Power Lunch: Activist Investor Legion Partners Nominates 7 Directors to Genesco Board

Subscribe For Updates

Name

E-mail Address

Send

Privacy Policy | Terms & Conditions | Legal Disclaimer

© Copyright 2021 GCOForward - All Rights Reserved

Item 3: Also on June 1, 2021, Legion uploaded the following materials to https://legionpartners.com/articles: